UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

uSell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan and Security Agreement

On November 20, 2018 (the “Closing Date”), uSell.com, Inc. (the “Company”), its wholly-owned subsidiaries We Sell Cellular LLC, (“WeSell”), Upstream Phone Company USA, Inc. (“Upstream”) and PhoneX, Inc. (“PhoneX” and together with WeSell and Upstream, the “Borrowers”), and the other subsidiaries of the Company entered into and closed a Loan and Security Agreement (the “Loan Agreement”) with Siena Lending Group LLC (the “Senior Lender”). The Loan Agreement provides for a revolving credit facility in the principal amount of up to $6 million (the “Maximum Facility Amount”), which will mature on November 20, 2021. Borrowings under the Loan Agreement will bear interest at 3% per annum above the base rate, as defined in the Loan Agreement (the “Base Rate”). Under the Loan Agreement, the Base Rate is defined as the greater of (i) the prime rate published by The Wall Street Journal, (ii) the sum of the Federal Funds Rate plus 0.5%, (iii) the LIBOR Rate plus 1%, and (iv) 5% per annum.

The outstanding balance of the borrowings under the Loan Agreement may not exceed in the aggregate at any given time the lesser of (i) the Maximum Facility Amount reduced by permitted reserves, and (ii) the borrowing base, calculated pursuant to the Loan Agreement on the basis of eligible inventory.

The Borrowers did not borrow any amounts under the Loan Agreement as of the Closing Date. The Company intends to use the net proceeds of the future loans under the Loan Agreement for working capital and general corporate purposes.

Pursuant to the Loan Agreement, the Company agreed to pay to the Senior Lender a one-time closing fee of $90,000 and a collateral monitoring fee of $108,000, payable in each case in installments over a period of time as provided for in more detail in the Loan Agreement. The Company also agreed to pay the following fees to the Senior Lender, in each case payable monthly: (i) an unused line fee of 0.5% per annum calculated pursuant to the Loan Agreement, and (ii) a minimum borrowing fee equal to the difference between the interest which would have been payable each month if, at all times during such month, the principal balance under the Loan Agreement was equal to $1,000,000, and the interest payable in such month on the actual principal balance.

The Loan Agreement contains customary representations and warranties, events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, create or permit liens on assets, make acquisitions, engage in mergers or consolidations, make any changes in capital structure and pay dividends or repurchase stock.

The Borrowers’ obligations under the Loan Agreement are secured by a first priority lien security interest in all tangible and intangible property of the Company and all of its current and future subsidiaries.

The above discussion does not purport to be a complete description of the Loan Agreement and is qualified in its entirety by reference to the full text of the Loan Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Master License and Services Agreement

On the Closing Date, the Company and PhoneX, Inc., a newly formed wholly-owned subsidiary of the Company, entered into a Master License and Services Agreement (the “License Agreement”) with Brightstar Corp. (“Brightstar”). Pursuant to the License Agreement, PhoneX has agreed to grant to Brightstar an exclusive license (the “License”) to use certain intellectual property of the Company and its affiliates, including access to the online platform through which used smartphones are sold to third-party businesses (the “Platform”). Pursuant to the License Agreement, the Company and PhoneX also agreed to provide to Brightstar certain maintenance and support services, sales services and integration services related to integrating the Platform with Brightstar’s systems and operating the Platform following integration (the “Services”).

In exchange for the License and the provision of the Services under the License Agreement, Brightstar has agreed to pay to PhoneX (i) royalties based on Brightstar’s net sales on the Platform; and (ii) a sum payable in installments designed to compensate the Company for integration and other services subject to the Company paying Brightstar a material sum it owes to Brightstar.

Additional terms of the License Agreement include:

•	the ability of WeSell and certain third parties, subject to agreed-upon conditions, to use the Platform to sell products;
•	Brightstar’s ability (which is not an obligation) to maintain exclusivity by making minimum royalty payments; and
•	Brightstar’s option to acquire all or substantially all of the assets (excluding cash and cash equivalents) of PhoneX at pre-agreed upon pricing based on a number of parameters.

The above discussion does not purport to be a complete description of the License Agreement and is qualified in its entirety by reference to the full text of the License Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Refinancing of Prior Indebtedness

On the Closing Date, the Company (i) paid $4,250,000 and (ii) delivered a convertible promissory note in the principal amount of $350,000 (the “New Note”), to the holder of the Company’s Fourth Amended and Restated Secured Term Note due January 13, 2020 (the “Old Note”) in full satisfaction of the Company’s $5,029,219 indebtedness under the Old Note, including previously disclosed forbearance fees. The Company used the proceeds from the previously disclosed offering by the Company of approximately $4.78 million of convertible promissory notes (the “Convertible Notes”) for this payment. The New Note was issued on the terms substantially similar to the Convertible Notes.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the Old Note is incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Convertible Note *

10.1	Loan and Security Agreement by and among the Company, its wholly owned subsidiaries, Siena Lending Group LLC, dated November 20, 2018**
10.2	Master License and Services Agreement by and among the Company, PhoneX and Brightstar, dated November 20, 2018**

*       Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 21, 2018.

**       Exhibits and schedules have been omitted. The Company hereby agrees to furnish to the Securities and Exchange Commission upon request any omitted exhibit or schedule to the Master License and Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: November 27, 2018	By:	/s/ Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer

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